Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This sets forth the terms of an Amendment to the July 5, 2023 Employment Agreement between (i) COMMUNITY BANK SYSTEM, INC., a Delaware corporation and registered bank holding company (“CBSI”), and COMMUNITY BANK, N.A., a national banking association (“CBNA”), both having offices located in Dewitt, New York (collectively, the “Employer”), and (ii) DIMITAR KARAIVANOV (“Employee”). This Amendment is effective as of July, 17 2024.

RECITALS

A.	On May 15, 2024, Community Bank System, Inc. changed its corporate name to Community Financial System, Inc., pursuant to an Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 15, 2024 (the “Name Change”).

B.	To reflect Name Change and make other agreed upon modifications, Employee and Employer agree to amend the Employment Agreement as follows:

TERMS

1.     All references to “Community Bank System, Inc.” or “CBSI” in the Employment Agreement shall be replaced by “Community Financial System, Inc.” and “CFSI”, respectively. For avoidance of doubt the term Employer or the Company shall refer collectively to Community Financial System, Inc., a Delaware corporation and registered financial holding company, and Community Bank, N.A., a national banking association, both having offices in DeWitt, New York.

2.     Paragraph 8(a) of the Employment Agreement is amended and restated to provide in its entirety as follows:

(a)       Confidentiality. Employee shall not, without the prior written consent of Employer, disclose or use in any way, either during his employment by Employer or thereafter, except as required in the course of his employment by Employer, any confidential business or technical information or trade secret acquired in the course of Employee’s employment by Employer. Employee covenants to use his best efforts to prevent the publication or disclosure of any trade secret or any confidential information that is not in the public domain concerning the business or finances of Employer or any group, affiliate, division or subsidiary of Employer (collectively, “Affiliates”), or any of its or their dealings, transactions or affairs which may come to Employee’s knowledge in the pursuance of his duties or employment. Employee understands that nothing in this paragraph 8(a), or this Agreement generally, shall be construed to prohibit Employee’s communications with governmental agencies such as the NLRB, EEOC, or SEC.

3.     Paragraph 9 of the Employment Agreement is amended and restated to provided in its entirety as follows:

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9.         Release. Notwithstanding the foregoing, Employee’s entitlement to payments and benefits under paragraphs 3(d), 3(e) or 6 above will be conditioned on the Employee’s execution of a Release of claims in a form acceptable to the Company (“Release”), releasing all claims that Employee or its affiliates or beneficiaries may have against the Employer or its Affiliate, and their officers, directors, successors and assigns, releasing said persons from any and all claims, rights, demands, causes of action, suits, arbitrations or grievances relating to the employment relationship, including claims under the Age Discrimination in Employment Act (“ADEA”), but not including claims for benefits under tax-qualified plans or other benefit plans in which Employee is vested, claims for benefits required by applicable law or claims with respect to obligations set forth in this Agreement that survive the termination of this Agreement. Nothing in this paragraph 9, this Agreement generally or in a Release of claims in a form acceptable to the Company will be construed to limit Employee’s right to receive an award for information provided to the SEC or other governmental agencies. In order to comply with the requirements of the ADEA, the release must be provided to Employee no later than the date of his separation from service and Employee must execute the release within twenty-one (21) days after the date of termination without subsequent revocation by Employee within seven (7) days after execution of the release.

4.     Except as otherwise provided in this Amendment, all of the terms and conditions of the Employment Agreement shall remain the same. Accordingly, this Amendment, read in conjunction with the Employment Agreement, constitutes the entire agreement between Employee and Employer with respect to the subject matter of the Employment Agreement.

Signature page follows.

The foregoing Amendment to the Employment Agreement is established by the following signatures of the parties.

COMMUNITY FINANCIAL SYSTEM, INC.

By:	/s/Michael N. Abdo
Michael N. Abdo
EVP & General Counsel

Date: July 17, 2024

COMMUNITY BANK, N.A.

By:	/s/Michael N. Abdo
Michael N. Abdo
EVP & General Counsel

Date: July 17, 2024

/s/ Dimitar Karaivanov
Dimitar Karaivanov

Date: July 17, 2024